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Exhibit 3.3

ARTICLES OF INCORPORATION
of
CARDIVAN COMPANY

        The name of the Corporation is CARDIVAN COMPANY.

        The principal office of the Corporation in Nevada is to be located at 116 South Fourth Street, Las Vegas, Nevada.

        The Corporation may engage in any lawful activity, and shall have perpetual existence.

        The total authorized capital stock of the Corporation shall consist of twenty-five thousand (25,000) shares of common stock having a par value of One ($1.00) Dollar per share.

        The common stock of this Corporation shall be fully paid and non-assessable.

        The private property of the stockholders shall not be liable for the debts and liabilities of the Corporation.

        The members of the governing board of this Corporation shall be styled "Directors". The first Board of Directors shall consist of three (3) members. The names and addresses of the first Board of Directors and each of the Incorporators signing these Articles of Incorporation are as follows:

NAME	ADDRESS
Mary Ann Hugman	116 South Fourth Street, Las Vegas, Nevada
Margaret L. Schmidt	116 South Fourth Street, Las Vegas, Nevada
Geraldine H. DuVall	116 South Fourth Street, Las Vegas, Nevada

/s/ MARY ANN HUGMAN Mary Ann Hugman

/s/ MARGARET L. SCHMIDT Margaret L. Schmidt

/s/ GERALDINE H. DUVALL Geraldine H. DuVall

CERTIFICATE OF AMENDMENT TO
ARTICLES OF INCORPORATION
of
CARDIVAN COMPANY

        WE, the undersigned, being all of the original Incorporators of CARDIVAN COMPANY, a Nevada corporation, at a meeting of said original Incorporators held on the 17th day of June, 1964, in Las Vegas, Nevada, pursuant to N.R.S. 78.380, do hereby declare as follows:

        That the undersigned, namely, Mary Ann Hugman, Margaret L. Schmidt and Geraldine H. DuVall, are the original Incorporators of CARDIVAN COMPANY, a Nevada corporation.

        That the original Articles of Incorporation of CARDIVAN COMPANY, a Nevada corporation, were duly filed in the Office of the Secretary of State of the State of Nevada on the 15th day of June, 1964; and that a copy thereof, duly certified to by the Secretary of State of the State of Nevada, was filed in the Office of the Clerk of the County of Clark, State of Nevada, on the 16th day of June, 1964.

        That to the date of this Certificate of Amendment to the Articles of Incorporation of CARDIVAN COMPANY, a Nevada corporation, no part of the capital of said Corporation has been paid and that no stock of said Corporation has been issued.

        That said original Incorporators of said CARDIVAN COMPANY, a Nevada corporation, did resolve to amend the fourth paragraph of the original Articles of Incorporation of said Corporation to read as follows:

          "The total authorized capital stock of the Corporation shall consist of two thousand five hundred (2,500) shares of common stock having no par value per share."

        We, the duly constituted original Incorporators of CARDIVAN COMPANY, a Nevada corporation, do hereby certify that the foregoing amendment to the original Articles of Incorporation of said Corporation is a true copy of an amendment authorized by said original Incorporators.

/s/ MARY ANN HUGMAN Mary Ann Hugman

/s/ MARGARET L. SCHMIDT Margaret L. Schmidt

/s/ GERALDINE H. DUVALL Geraldine H. DuVall

CERTIFICATE OF AMENDMENT TO
ARTICLES OF INCORPORATION
OF
CARDIVAN COMPANY

        We, the undersigned, J. EMMETT SULLIVAN, President and BECKY PATRICIA SULLIVAN, Secretary-Treasurer of CARDIVAN COMPANY, a Nevada corporation, at a Special Meeting of the Shareholders and Board of Directors held on January 6, 1970, in Las Vegas, Nevada pursuant to due Waiver and Consent and pursuant to N.R.S. 78.375 and N.R.S. 78.385, do hereby declare and certify as follows:

        1.     That at a Special Meeting of the Shareholders and Board of Directors of this corporation, duly held at its offices at 116 South Fourth Street, Las Vegas, Nevada, on January 6, 1970, pursuant to due Waiver and Consent, the following resolutions were adopted unanimously:

  RESOLVED: That Paragraph 3 of the Articles of Incorporation of this corporation be amended to read as follows:

  The nature of the business, or objects, or purposes to be transacted, promoted or carried on by the corporation are to engage in any lawful activity, and to conduct gaming in the State of Nevada in accordance with the laws of the State of Nevada and the United States of America, and the corporation shall have perpetual existence.

  RESOLVED: That Paragraph 4 of the Articles of Incorporation of this corporation be amended to read as follows:

  The total authorized capital stock of the Corporation shall consist of two thousand five hundred (2,500) shares of common stock having no par value per share.

  No public offering of any stock or security of this corporation may be made unless such public offering has been first approved by the Nevada Gaming Commission.

  The sale, assignment, transfer, pledge, or other disposition of any stock or security issued by this corporation, if it holds a Nevada State Gaming License, shall be ineffective unless approved in advance by the Nevada Gaming Commission.

  If, at any time, the Nevada Gaming Commission finds that any individual owner of any stock or security of this corporation is unsuitable to continue as a gaming licensee in this State, such owner shall immediately offer such security and/or stock to this corporation for purchase.

  If this corporation does not purchase any such stock or security, the owner may offer it to other purchasers, subject to prior approval by the Nevada Gaming Commission that may be required or provided by the laws of the State of Nevada and regulations pursuant thereto.

  RESOLVED: That Paragraph 7 of the Articles of Incorporation of this corporation be amended to read as follows:

  The Governing Board of this Corporation shall be styled as "Director", consisting of one sole member, who shall also be the sole Director and the President, Secretary and Treasurer of the Corporation.

        IN WITNESS WHEREOF, the undersigned, have set their hands and seals this 6th day of January, 1970.

/s/ J. EMMETT SULLIVAN J. EMMETT SULLIVAN, President

/s/ BECKY PATRICIA SULLIVAN BECKY PATRICIA SULLIVAN Secretary-Treasurer

CERTIFICATE OF AMENDMENT OF
ARTICLES OF INCORPORATION
OF
CARDIVAN COMPANY

        The undersigned hereby certify as follows:

        1.     That they are the President and Secretary of Cardivan Company.

        2.     That the Articles of Incorporation were filed in the office of the Secretary of State, State of Nevada, on the 15th day of June, 1964, and in the office of the Washoe County Clerk on the 21st day of January, 1982.

        3.     That the stockholder of the corporation has consented and agreed pursuant to NRS 78.320 to amend the Articles of Incorporation as set forth in Paragraph 4 below.

        4.     That the following resolution was unanimously adopted by the consent of all of the directors on April 27, 1987:

ARTICLE IX

        Directors and officers of the corporation shall not be personally liable to the corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, except for (i) acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law; or (ii) the payment of dividends in violation of the provisions of Chapter 78 of the Nevada Revised Statutes. If Chapter 78 of the Nevada Revised Statutes is amended after approval by the stockholders of this article to authorize corporate action further eliminating or limiting the personal liability of directors and officers, then the liability of an officer or director of the corporation shall be eliminated or limited to the full extent permitted by Chapter 78 of the Nevada Revised Statutes, as so amended.

        Each person who is or was a director or officer of the corporation (including the heirs, executors, administrators or estate of such person) shall be indemnified by the corporation as of right to the full extent permitted by Chapter 78 of the Nevada Revised Statutes against any liability, cost or expense asserted against such director or officer and incurred by such director or officer by reason of the fact that such person is or was a director or officer. The expenses of officers and directors, past or present, incurred in defending a civil or criminal action, suit, or proceeding must be paid by the corporation as incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation.

        Any repeal or modification of all or any portion of the provisions of this Article by the stockholders of the corporation shall not adversely affect any right or protection of an officer or director of the corporation existing at the time of such repeal or modification.

        IN WITNESS WHEREOF, the undersigned have executed this Certificate of Amendment to Articles of Incorporation this 12th day of May, 1987.

/s/ J. EMMETT SULLIVAN J. EMMETT SULLIVAN, President

/s/ ROBERT L. MCDONALD, SR. ROBERT L. McDONALD, SR., Secretary

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  Exhibit 3.3